UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 22, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting of the Board of Directors of PVH Corp. (the "Company") held on September 22, 2016, Judith Amanda Sourry Knox was appointed to the Board.  Ms. Sourry Knox will serve on the Board's Compensation Committee.  The appointment is effective December 7, 2016, the committee's next scheduled meeting date and the day prior to the Board's next scheduled meeting.  The number of directors constituting the full Board was increased to 11 in connection with this appointment.
There is no arrangement or understanding between Ms. Sourry Knox and any other person pursuant to which she was selected as a director, nor are there any disclosable arrangements under Item 404(a) of Regulation S-K.
Ms. Sourry Knox has been the President of the Global Foods Category at Unilever, a personal care, foods, refreshment and home care consumer products company, since 2015.  Previously, Ms. Sourry Knox held roles in Unilever's key markets and in global category positions, including serving as Executive Vice President, Global Hair from 2014 to 2015 and Executive Vice President, U.K. and Ireland from 2010 to 2014.
The Company's press release announcing the election of the new director is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
99.1                          Press Release, issued by PVH Corp. on September 23, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: September 23, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on September 2[3], 2016.